Editorial -	Matthew Broder
VP, External Communications
203/351-6347
matthew.broder@pbc.com
Financial -	Charles F. McBride
VP, Investor Relations
203/351-6349
Website -	www.pb.com

PITNEY BOWES APPOINTS MARC B. LAUTENBACH AS
PRESIDENT AND CHIEF EXECUTIVE OFFICER

27-Year IBM Veteran Brings Extensive Experience and
Proven Track Record in Technology Services

Murray D. Martin to Retire as Chairman, President and Chief Executive Officer;
Michael I. Roth Named Non-Executive Chairman

STAMFORD, Conn., December 3, 2012 – Pitney Bowes Inc. (NYSE: PBI) today announced that the Pitney Bowes Board of Directors has appointed Marc B. Lautenbach as President and Chief Executive Officer, effective immediately. Mr. Lautenbach joins Pitney Bowes with nearly 30 years of experience in the technology and business services industry, having served in senior leadership positions at IBM (NYSE: IBM).

Mr. Lautenbach succeeds Murray D. Martin, who is retiring as the company’s Chairman, President and Chief Executive Officer and has resigned from the company’s board of directors. Mr. Martin will continue to work with Mr. Lautenbach on an effective transition.

The Pitney Bowes Board also announced today that Michael I. Roth, currently Lead Independent Director, has been appointed Non-Executive Chairman of the Board, effective immediately. Mr. Lautenbach has also been appointed to the company’s Board, effective immediately. With these changes, the Pitney Bowes Board of Directors includes 13 individuals, 12 of whom are independent.

At different stages of his 27-year career at IBM, Mr. Lautenbach oversaw the small- and medium-size (SMB) customer segment. In addition, as the executive responsible for sales in the Americas, he has had substantial experience in the enterprise and federal government segments. Most recently, Mr. Lautenbach served as Managing Partner of IBM North America Global Business Services. Mr. Lautenbach has served in various senior management positions of increasing responsibility, including General Manager, IBM North America; General Manager, IBM Global Small and Medium Business; and Vice President, IBM Asia-Pacific Small and Medium Business.

“The Board is pleased to welcome Marc to Pitney Bowes as the company’s next President and CEO,” said Mr. Roth. “Marc is a successful leader and manager, with a proven track record within the technology and business services industry in the SMB and Enterprise segments, as well as in transforming businesses, both within IBM and for its customers. During his tenure at IBM, Marc developed a reputation for delivering consistent results while assisting companies to reach their full potential. This experience is of critical importance to Pitney Bowes at this important time of change for our company and our industry. The Board is confident that Marc is ideally suited to lead Pitney Bowes, and as the non-Executive Chairman, I look forward to working closely with Marc and the senior management team to execute on our strategy to be a leading provider of customer communications solutions.”

Mr. Roth continued, “On behalf of the Board, I want to thank Murray for his dedication and many outstanding contributions in his 26 years with the company. Under his leadership, Murray has overseen numerous acquisitions, many major technological innovations and strategic initiatives to streamline the business and focus on high growth opportunities. The Board appreciates his ongoing support and we wish Murray the best in his retirement.”

Mr. Martin said, “I am proud to have been a part of Pitney Bowes’ growth and evolution since joining the company in 1987. I believe Marc has the right background and experience to lead Pitney Bowes forward, and to execute on the initiatives necessary to drive future growth and value creation for shareholders.”

Mr. Lautenbach stated, “It is an honor to lead Pitney Bowes, a company with a long and proud history. I view this as a time of great opportunity to build an even stronger future for the company with its valuable portfolio of innovative products and solutions, strong customer relationships and a team of deeply talented and devoted employees around the world. I look forward to working with the Board of Directors, executive team, and all Pitney Bowes employees to enhance the company’s market position and accelerate our transformation for future growth and success for the benefit of all stakeholders.”

The company reiterated the guidance it provided on November 1, 2012, and anticipates 2012 guidance for:

•	Revenue, excluding the impacts of currency, to remain in a range of flat to a decline of 4 percent when compared to 2011;

•	Adjusted earnings per diluted share from continuing operations to be in the range of $1.95 to $2.15;

•	GAAP earnings per diluted share from continuing operations to be in the range of $1.78 to $2.08; and

•	Free cash flow to be in the range of $750 million to $850 million.

About Marc B. Lautenbach
In his role as Managing Partner of IBM North America Global Business Services, Mr. Lautenbach (51) was responsible for the consulting and systems integration business, overseeing professionals globally.

Previously, as General Manager, IBM North America, Mr. Lautenbach led the IBM sales and distribution operations in the U.S., Canada and Latin America. Prior to that, Mr. Lautenbach was General Manager, IBM Global Small and Medium Business, with responsibility for all of IBM’s efforts in support of small and medium businesses worldwide, including strategy, offering and channel development, and marketing and sales. In addition, Mr. Lautenbach was appointed to IBM’s

Worldwide Management Committee in 2001, and then to the Performance Team and the Integration and Values Team in 2006.

Mr. Lautenbach graduated Phi Beta Kappa, magna cum laude from Denison University and also earned an M.B.A. from The Kellogg Graduate School of Management, Northwestern University.

About Michael I. Roth
Mr. Roth has served on the Pitney Bowes Board of Directors since 1995 and as Lead Independent Director since February 2012. Mr. Roth is Chairman and Chief Executive Officer of The Interpublic Group of Companies, Inc., a global marketing communications and marketing services company. Mr. Roth is also a director of Ryman Hospitality Corporation and The Interpublic Group of Companies, Inc.

About Pitney Bowes
Pitney Bowes provides technology solutions for small, mid-size and large firms that help them connect with customers to build loyalty and grow revenue. The company’s solutions for financial services, healthcare, legal, nonprofit, public sector and retail organizations are delivered on open platforms to best organize, analyze and apply both public and proprietary data to two-way customer communications.  Pitney Bowes is the only firm that includes direct mail, transactional mail, call centers and in-store technologies in its solution mix along with digital channels such as the Web, email, live chat and mobile applications.  Pitney Bowes is a $5.3 billion company with 29,000 employees worldwide.  Pitney Bowes: Every connection is a new opportunity™.

The guidance discussed above regarding future results are inherently subject to unforeseen risks and developments. As such, discussions about the business outlook should be read in the context of an uncertain future, as well as the risk factors identified in the safe harbor language at the end of this release and as more fully outlined in the Company's 2011 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission.

This document contains “forward-looking statements” about our expected or potential future business and financial performance. For us forward-looking statements include, but are not limited to, statements about our future revenue and earnings guidance and other statements about future events or conditions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to: mail volumes; the uncertain economic environment; timely development, market acceptance and regulatory approvals, if needed, of new products; fluctuations in customer demand; changes in postal regulations; interrupted use of key information systems; management of outsourcing arrangements; foreign currency exchange rates; changes in our credit ratings; management of credit risk; changes in interest rates; the financial health of national posts; and other factors beyond our control as more fully outlined in the Company's 2011 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission. Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments.

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